Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aspyra, Inc. and Subsidiaries

Calabasas, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2005 Equity Incentive Plan of Aspyra, Inc. of our report dated April 12, 2006, relating to the consolidated financial statements of Aspyra, Inc. and Subsidiaries (formerly Creative Computer Applications, Inc.) appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

/s/ BDO Seidman, LLP
Los Angeles, California

November 13, 2006